EXHIBIT 10.26 (i)
            SEVENTH AMENDMENT TO LOAN AGREEMENT


     THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (this
"Amendment") is entered into as of July 31, 1996, by and between IOMEGA CORPORATION, a Delaware corporation
("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION
("Lender").


                         RECITALS

     WHEREAS, Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Lender dated as of July 5, 1995, as amended ("the Loan Agreement").
     WHEREAS, Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:

1. Section 2.2(d) of the Loan Agreement is hereby deleted in its entirety, and the following substituted therefor:

          "Section 2.2(d). Third Party Term Lender. At Borrower's option, Borrower may obtain term loan financing not to exceed $75,000,000.00 from one or more parties other than Lender, which loans may be secured only by purchase money liens on new equipment and/or by liens on the real estate and equipment to be acquired by Borrower in Malaysia and which loans, in the aggregate with all loans outstanding under Facility B, do not exceed $75,000,000.00. Borrower shall provide to Lender executed copies of all documentation evidencing the term loan financing permitted hereunder not later than ten (10) days after the funding of the loan(s) evidenced thereby."

2. Section 9.5 of the Loan Agreement is amended by adding thereto a new sentence which reads as follows:

          "In addition to the foregoing, Borrower may purchase up to 2,000,000 shares of its issued and outstanding common stock for an aggregate price not to exceed $50,000,000.00."

3. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and the Loan
Agreement shall be read together, as one document.

4. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                         WELLS FARGO BANK
IOMEGA CORPORATION                       NATIONAL ASSOCIATION


By:    /s/ Robert J. Simmons             By:  /s/ Michael P. Baranowski
Title: Treasurer                         Title:    Vice President